SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                      of 1934 (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         Techne Corporation
            (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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       pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:



                          TECHNE CORPORATION


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held
                          October 23, 2003


     The annual meeting of shareholders of Techne Corporation (the "Company") will be held at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, on Thursday, October 23, 2003, at 3:30 p.m. (Central Daylight Time), for the following purposes:

     1. To set the number of members of the Board of Directors at seven (7).

     2. To elect directors of the Company for the ensuing year.

     3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record shown on the books of the Company at the close of business on September 12, 2003 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

     This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.




						THOMAS E. OLAND,
						President



Dated: September 23, 2003
       Minneapolis, Minnesota



                            TECHNE CORPORATION
                              _____________

                             PROXY STATEMENT
                                    for
                      Annual Meeting of Shareholders
                       to be held October 23, 2003
                              ____________


                               INTRODUCTION

     Your Proxy is solicited by the Board of Directors of Techne Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on October 23, 2003 and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

     The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Nominating and Governance Committee of the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the Company's principal executive office is 614 McKinley Place N.E., Minneapolis, MN 55413. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about September 23, 2003.


                     OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed September 12, 2003 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on September 12, 2003, 41,027,576 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

                           PRINCIPAL SHAREHOLDERS

     The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of September 12, 2003:

                                       Amount and
Name and Address                       Nature of Shares        Percent
of Beneficial Owner                    Beneficially Owned(1)   of Class(2)
----------------------------------     --------------------    ----------
Select Equity Group, Inc.                2,089,987                 5.1%
Select Offshore Advisors, LLC
and George S. Loening
380 Lafayette Street, 6th floor
New York, NY 10003

Thomas E. Oland                          1,742,120 (3)(4)          4.2% (3)
614 McKinley Place N.E.
Minneapolis, MN  55413

---------------

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of September 12, 2003, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(3) Does not include 854,935 shares held by the Company's Stock Bonus Plan for accounts of employees other than Mr. Oland, which are included in the group total in the Management Shareholding table. The Company's Board of Directors, acting by a majority vote, currently directs the Trustee as to the voting of such shares. Including such 854,935 shares, Mr. Oland, a director of the Company, beneficially owns 2,597,055 shares or 6.3% of total shares outstanding plus shares subject to options exercisable by him.

(4) Includes 976,920 shares owned directly, 90,720 held by the Company's Stock Bonus Plan for Mr. Oland's account, 68,556 shares held by Thomas Oland and Associates, 205,924 shares held by the Thomas Oland and Associates Profit Sharing Plan and Trust and 400,000 shares subject to stock options which are currently exercisable.



                         MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of September 12, 2003, by each executive officer of the Company named in the Summary Compensation Table, by each director and by all directors and executive officers (including the named individuals) as a group. Shares beneficially owned by Mr. Oland constitute 4.2% of total shares outstanding plus shares subject to options exercisable by him. Each other individual beneficially owns less than one percent of total shares outstanding plus shares subject to options exercisable by him or her. As a group, officers and directors beneficially own 8.5% of total shares outstanding plus shares subject to options exercisable by them.

     Name of Director                      Number of Shares
     or Executive Officer Group            Beneficially Owned(1)
     --------------------------            ---------------------
     Thomas E. Oland                        1,742,120 (2)(3)
     Roger C. Lucas, Ph.D.                     81,456 (4)(5)(6)
     Howard V. O'Connell                      220,880 (4)(6)(7)
     G. Arthur Herbert                        263,360 (4)(6)(8)
     James A. Weatherbee, Ph.D.               103,729 (9)
     Monica Tsang, Ph.D.                      115,086 (10)
     Christopher S. Henney, D.Sc, Ph.D.        25,000 (4)(6)(11)
     Randolph C. Steer, M.D., Ph.D.            40,000 (4)(6)(12)
     Marcel Veronneau                          54,592 (13)
     Robert V. Baumgartner                      5,000 (4)(6)(14)
     Officers and directors as a
       group (10 persons)                   3,506,158 (15)

---------------

(1) Unless otherwise indicated, the person listed as the beneficial owner has sole voting and sole investment power over outstanding shares. Shares beneficially owned includes shares subject to options that are currently outstanding and exercisable and options that are currently outstanding and will become exercisable within 60 days of September 12, 2003.

(2)  See Note (3) to the preceding table.

(3)  See Note (4) to preceding table.

(4) Does not include 945,655 shares held by the Company's Stock Bonus Plan, which are included in the total of officers and directors as a group. The Company's Board of Directors, acting by majority vote, currently directs the Trustee as to the voting of such shares.

(5) Includes 20,000 shares owned by Dr. Lucas' wife and 40,000 shares subject to stock options. Dr. Lucas disclaims beneficial ownership of the shares owned by his wife.

(6) Does not include an option to purchase 5,000 shares which will be granted on and will become exercisable as of the date of the Annual Meeting pursuant to the 1998 Nonqualified Stock Option Plan if the individual is reelected as a director of the Company.

(7) Includes 121,980 shares owned by trusts of which Mr. O'Connell is a trustee and beneficiary and 80,000 shares subject to options.

(8) Includes 163,360 shares held by trusts and partnership of which Mr. Herbert is a trustee or partner and 100,000 shares subject to options.

(9) Includes 2,520 shares subject to stock options. Does not include shares beneficially owned by Dr. Tsang, Dr. Weatherbee's wife.

(10) Includes 13,616 shares subject to stock options. Does not include shares beneficially owned by Dr. Weatherbee, Dr. Tsang's husband.

(11) Includes 25,000 shares subject to options.

(12) Includes 40,000 shares subject to options.

(13) Includes 22,313 shares subject to options.

(14) Includes 5,000 shares subject to options.

(15) Includes 945,655 shares held by the Company's Stock Bonus Plan as to which the Company's Board of Directors directs the voting and 728,449 shares which may be purchased pursuant to options.

                          ELECTION OF DIRECTORS
                          (Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Nominations and Governance Committee of the Board of Directors of the Company recommends that the number of directors to be set at seven and that the individuals named in the table below be elected. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of
(1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Nominations and Governance Committee, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.

     The following table provides certain information with respect to the nominees for director.

                           Current
                           Position(s) with  Principle Occupation(s)   Director
Name                   Age Company           During Past Five Years      Since
---------------------  --- ----------------  -----------------------   -------
Thomas E. Oland        62  Chairman of the   Chairman of the Board,     1985
                           Board, President, President and Treasurer
                           Treasurer and     of the Company since
                           Director          1985 and President of
                                             Research and Diagnostic
                                             Systems, Inc. since
                                             1982.

Roger C. Lucas, Ph.D.  60  Vice Chairman     Vice Chairman and          1985
                           and Director      Senior Scientific
                                             Advisor to the
                                             Company's Board since
                                             1995. Chairman of
                                             Visual Circuits, a
                                             digital video company
                                             since 1997, and
                                             director of
                                             ChemoCentryx, Inc.,
                                             of which the Company is
                                             a shareholder.  Chief
                                             Scientific Officer,
                                             Executive Vice President
                                             and Secretary of the
                                             Company from 1985 to
                                             1995.


Howard V. O'Connell    73  Director          Private investor since     1985
                                             1990. Chairman,
                                             President and Treasurer
                                             of John G. Kinnard and
                                             Company, Incorporated,
                                             a securities broker-
                                             dealer, from 1969 to
                                             1990.

G. Arthur Herbert      77  Director          Principal of CEO           1989
                                             Advisors, a management
                                             and financial
                                             consulting firm, since
                                             1989; from 1969 to 1988,
                                             President and Vice
                                             President Manager of
                                             Electro-Science
                                             Management Corp., a
                                             manager of venture
                                             capital partnerships.

Randolph C. Steer,     53  Director          Consultant to the          1990
M.D., Ph.D.                                  pharmaceutical and
                                             biotechnology industries
                                             since 1989; Chairman
                                             (1999-2000)
                                             of Vicus.com, Inc.
                                             Director of BioCryst
                                             Pharmaceuticals, Inc.

Christopher S. Henney, 62  Director          Executive Chairman of      1996
D.Sc., Ph.D.                                 Dendreon Corporation, a
                                             biotechnology company,
                                             since 2003 and for more
                                             than five years prior to
                                             2003 an executive officer
                                             and director of Dendreon.
                                             Executive Vice President
                                             of ICOS Corporation, a
                                             biotechnology company,
                                             from 1990 to 1995.
                                             Director of Dendreon
                                             Corp., Sonus
                                             Pharmaceuticals, Inc.
                                             and Bionomics Inc.

Robert V. Baumgartner, 47  Director          Chief Executive Officer    2003
C.P.A.                                       of Center for Diagnostic
                                             Imaging, Inc., an
                                             operator of diagnostic
                                             imaging centers, since
                                             2001; CEO of American
                                             Coating Technologies,
                                             Inc., a manufacturer of
                                             coated paper, in 2000;
                                             CEO of First Solar, LLC,
                                             a producer of thin-film
                                             photo-noltaic coatings,
                                             in 1999 and 2000; from
                                             1986 to 1999 various
                                             officer positions with
                                             Apogee Enterprises, Inc.,
                                             a diversified manufacturer
                                             of glass and other products.



Committee and Board Meetings

     The Company's Board of Directors has three standing Committees, the Audit Committee, the Executive Compensation Committee and the Nominations and Governance Committee. All members of all Committees are "independent" as such term is defined in applicable rules of the NASD. The Audit Committee (whose members are Messrs. Herbert and O'Connell and Dr. Steer and since August 11, 2003 Mr. Baumgartner) operates under a written charter established by the Company's Board of Directors. The Audit Committee is responsible for the selection and supervision of the Company's auditors and for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and the results of the annual audit. The Audit Committee also establishes and oversees the implementation of the Company's cash investment policy and monitors the Company's financial fraud hotline. The Board of Directors has determined that for fiscal 2003 Messrs. Herbert and O'Connell and Dr. Steer served as "financial experts" as such term is defined in Section 407 of the Sarbanes-Oxley Act. The Audit Committee met five times during fiscal 2003. The Executive Compensation Committee (whose members are Drs. Henney and Steer and Messrs. Herbert and O'Connell) determines compensation for executive officers of the Company. The Executive Compensation Committee met three times during fiscal 2003. In addition to formal meetings, the Audit and Compensation Committees had numerous telephone conferences regarding Committee business and individual members of the Committee had meetings with management, auditors and auditor candidates.

     In June of 2003 the Board established the Nominations and Governance Committee and provided that it shall be composed of all "independent" directors as such term is defined in applicable rules of the Securities and Exchange Commission and Nasdaq, i.e., currently all directors except Mr. Oland. The functions of the Committee are to recruit well qualified candidates for the Board, select persons to be proposed in the Company's proxy statement for election as directors at annual meetings of shareholders, and to establish governance standards and procedures which will support and enhance the performance and accountability of management and the Board. The Committee will consider all nominees for director recommended by shareholders of the Company. Recommendations may be sent to the Committee at the Company's address in care of its General Counsel. The Committee did not formally meet in fiscal 2003, however, it conducted the search and made the selection as a director of Mr. Baumgartner in replacement of the retired Mr. Lowel E. Sears. The Committee also determined to propose to shareholders at their 2003 annual meeting the reelection of the incumbent directors of the Company.

     During fiscal 2003, the Board held six meetings. Each director except Dr. Henney attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member.

Directors' Fees

     Directors who are not employees of the Company are compensated at the rate of $25,000 per year for service on the Board and Committees of the Board. In addition, under the Company's 1998 Nonqualified Stock Option Plan, outside directors automatically receive an option to purchase shares of the Company's Common Stock on election and upon each re-election. In connection with the 2003 Annual Meeting of Shareholders, the number of shares subject to the option granted to outside directors re-elected to the Board will be 5,000 per director.


Audit Committee Report

     The Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     (1) reviewed and discussed the audited financial statements with management;

     (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

     (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.


     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 as filed with the Securities and Exchange Commission.

                                       Robert V. Baumgartner, C.P.A.
                                       G. Arthur Herbert
                                       Howard V. O'Connell
                                       Randolph C. Steer, M.D., Ph.D.
                                          Members of the Audit Committee

                          EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company is composed of directors Christopher S. Henney, D.Sc., Ph.D., G. Arthur Herbert, Howard
V. O'Connell and Randolph C. Steer, M.D., Ph.D. None of the members of the Committee is or ever has been an employee or officer of the Company and none is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

     Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual performance bonuses comprised of a cash and option component, long-term incentive compensation in the form of stock options, and various benefits, including the Company's profit sharing and savings plan and stock bonus plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

     The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding bonuses based on achievement of specific revenue, profit and non-monetary goals. If the goals are achieved, the officer receives an option to purchase a number of shares with a fair market value on date of grant equal to 20% of the officer's base salary and receives, at the election of the officer, either a cash bonus equal to 20% of the officer's base salary or an additional option to purchase a number of shares with a fair market value on date of grant equal to 170% of the cash bonus alternative. Bonuses are awarded on a prorated basis if between 85% and 100% of the specific revenue and profit goals are achieved. The goals are established annually as recommended by the Chief Executive Officer of the Company and approved by the Compensation Committee.

     The Company has formal employment agreements effective through June 30, 2004 with its full-time executive officers who served during fiscal 2003, other than Mr. Oland, its President who serves pursuant to an oral understanding, and Mr. Heaney, who retired on September 30, 2002. See "Employment Contracts and Change in Control Arrangements" below. The agreements provide for base salaries subject to annual review, bonuses as described above, benefits as provided to all employees and severance compensation dependent upon years of employment with or service to the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company.

     Compensation in 2003. During fiscal 2003, the Company maintained its principal compensation policies and made adjustments in base salaries to reflect competitive industry and individual performance factors. The Committee, at the beginning of fiscal 2003, established performance criteria for officers based 70% on growth in consolidated revenues and earnings and, working through the Company's Chief Executive Officer, 30% on individual goals which, if met, would permit each officer to earn a cash bonus and additional stock options. The Company achieved record revenues and earnings. On the basis of performance against the criteria established, the Committee, at the close of fiscal 2003 awarded to Dr. Tsang, and Messrs. Veronneau and Heaney the bonuses set fourth in the table below under "Summary Compensation Table" and, subsequent to fiscal year end, the options indicated in footnote
(2) to the table below under "Options/SAR Grants During 2003 Fiscal Year".
In further recognition of the officers' achievements, the Committee established base salaries for fiscal 2004 as disclosed below under "Employment Contracts and Change in Control Arrangements."

     General. The Company provided medical and insurance benefits to its executive officers, which are the same as those generally available to all Company employees. The Company has a profit sharing and savings plan in which all qualified employees, including executive officers, participate subject to statutory limitations on contributions for highly compensated individuals. In fiscal 2003, 2002 and 2001, the Company has contributed to the plan an amount equal to approximately 4%, 10% and 9% of gross wages, respectively. One half of the contributions to the plan is in the form of Common Stock of the Company. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2003.

     Chief Executive Officer Compensation. Thomas E. Oland served as the Company's Chief Executive Officer in fiscal 2003. His compensation was determined in accordance with the policies described above as applicable to all executive officers. His base salary of $225,000 remained the same in fiscal 2002 and fiscal 2003. For fiscal 2003 performance he earned but waived a cash bonus. In February, 1996 the Compensation Committee, in connection with the Board's long-term strategic planning for the Company, adopted a substantial long-term incentive for Mr. Oland in the form of options to purchase an aggregate of 400,000 shares of the Common Stock of the Company at $4.53 per share, the fair market value on the date of grant. The options are fully vested and will expire on the earlier of (a) as to 268,000 shares one year from the date of termination of employment and as to 132,000 shares three months from the date of termination of employment, or (b) February 1, 2006.

     Summary. Aggregate executive compensation increased moderately in fiscal 2003 and the Company awarded modest stock options to officers because the Company achieved record revenues and individual officers achieved certain performance goals. The Compensation Committee intends to continue its policy of paying relatively moderate base salaries, basing bonuses on specific revenue, profit and performance goals and granting options to provide long-term incentive.

                                     Christopher S. Henney, D.Sc., Ph.D.
                                     G. Arthur Herbert
                                     Howard V. O'Connell
                                     Randolph C. Steer, M.D., Ph.D.
                                        Members of the Compensation Committee


Employment Contracts and Change in Control Arrangements

     The Company has formal employment agreements with each of its full-time executive officers with the exception of its President and Chief Executive Officer, with whom the Company has an oral understanding. The agreements with Dr. Tsang and Mr. Veronneau expire June 30, 2004. The agreement with Mr. Heaney expired on September 30, 2002. The agreements provide for base salaries subject to annual review, bonuses as described in the Compensation Committee Report contained in this Proxy Statement, benefits as provided to all employees and severance compensation based upon years of employment by or service to the Company in the event that the officer's employment is terminated without cause or in connection with a sale or merger of the Company. Base salaries for fiscal 2004 for the executive officers named in the Summary Compensation Table are as follows: T. Oland - $230,000; M. Tsang
- $228,000; M. Veronneau - $140,000. Mr. Heaney retired on September 30, 2002, resigned as an officer and director on that date, and worked during the remainder of the fiscal year in a transitional, part-time capacity. Each of such officers is also subject to a confidentiality and non-competition agreement, which prohibits competition with the Company for a period of two years following termination of employment with the Company.

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's President (who serves as Chief Executive Officer) and to the Company's other executive officers whose salary and bonus for fiscal 2003 exceeded $100,000. Not included in the table is Dr. James Weatherbee, Vice President and Chief Scientific Officer, who was on medical leave and did not receive any compensation from the Company in fiscal 2003.


                                                                     Long Term Compensation
                                                           ------------------------------------------
                                 Annual Compensation              Awards               Payouts
                             ---------------------------   --------------------- --------------------
                                                                      Securities
                                                          Restricted  Underlying LTIP    All Other
Name and              Fiscal                              Stock       Options    Payouts Compen-
Principal Position    Year   Salary($) Bonus($) Other(1)  Awards($)   /SARs (#)  ($)     sation($)(2)
--------------------- ------ --------- -------- --------  ----------- ---------- ------- ------------
Thomas E. Oland,       2003   225,000     0      None      None          0        None     8,903
CEO                    2002   225,000     0      None      None          0        None    19,873
and President          2001   220,000     0      None      None          0        None    18,459

Monica Tsang, Ph.D.,   2003   221,000   36,841   None      None        1,088      None     8,903
Vice President -       2002   210,000   39,480   None      None        1,226      None    19,873
Research               2001   200,000   39,820   None      None          554      None    18,459

Marcel Veronneau,      2003   136,000   22,671   None      None          670      None     7,033
Vice President -       2002   130,000   22,100   None      None          748      None    18,019
Hematology Operations  2001   122,000   24,290   None      None          338      None    15,612

Timothy M. Heaney,     2003   121,002    8,678   None      None          256      None     6,988
Vice President -       2002   195,000   35,980   None      None        1,134      None    19,873
Secretary and General  2001   185,000   36,830   None      None          538      None    10,045
Counsel(3)

-------------
(1) "None" indicates zero or an amount equal to less than 10% of the total amount of annual salary and bonus reported for the named executive officer.

(2) For each individual the amount reflects Company contributions to Profit Sharing and Savings Plan (as to one-half) and Stock Bonus Plan (as to one-half), the latter in the form of shares of the Company's Common Stock.

(3) Mr. Heaney retired on September 30, 2002, resigned as an officer and director as of that date and worked the remainder of the fiscal year in a transitional, part-time capacity. Compensation information is for the entire fiscal year.

Options/SAR Grants During 2003 Fiscal Year

     The following table provides information related to options granted to the name executive officers during fiscal 2003. The Company has not granted any stock appreciation rights.


                                                                            Potential Realizable
                                                                               Value at Assumed
                                                                            Annual Rates of Stock
                                                                            Price Appreciation for
                                    Individual Grants                            Option Term
                     -----------------------------------------------------  -----------------------
                     Number of
                     Securities   Percent of Total
                     Underlying   Options/SARs
                     Options/SARs Granted to        Exercise or
                     Granted      Employees         Base Price  Expiration
Name                   (#)        in Fiscal Year       ($/Sh)      Date      5% ($)  10% ($)
-------------------- ------------ ----------------  ----------- ----------  -------  -------
Thomas E. Oland            0              --              --        --         --       --
Monica Tsang, Ph.D.  1,400(1)(2)       40%             28.22     6/30/09     16,084   37,482
Marcel Veronneau       785(1)(2)       23%             28.22     6/30/09      9,018   21,017
Timothy M. Heaney    1,275(2)(3)       37%             28.22     6/30/09     14,648   34,135

--------------------

(1) Such option is an incentive stock option and became exercisable July 1, 2002.

(2) Subsequent to fiscal 2003 year end, options for the indicated number of shares at an exercise price of $33.85 per share expiring August 13, 2010 were granted: M. Tsang - 1,088; M. Veronneau - 670; T. Heaney - 256.

(3) Such option is a nonqualified stock option and became exercisable July 1, 2002.


Option/SAR Exercises During 2003 Fiscal Year and Fiscal Year End Options/SAR Values

     The following table provides information related to the only option exercised by a named executive officer during the 2003 fiscal year and the number and value of options held by each named executive officer at fiscal year end.

                                               Number
                                            of Securities   Value of
                                             Underlying    Unexercised
                                             Unexercised   In-the-Money
                                            Options/SARs  Options/SARs at
                       Shares     Value     at FY-End (#)  FY-End ($)(2)
                     Acquired on  Realized   Exercisable/  Exercisable/
Name                 Exercise (#)  ($)(1)   Unexercisable  Unexercisable
-------------------- ------------ ---------  ------------- ---------------
Thomas E. Oland          0           0	     400,000/0    10,327,480/0
Monica Tsang, Ph.D.   63,392      1,828,022   12,528/0       197,151/0
Marcel Veronneau       2,148         40,785   21,643/0       499,676/0
Timothy M. Heaney     86,400      1,405,139    2,947/0         2,716/0

--------------------

(1) Based on the difference between the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise and the option exercise price.

(2) Based on the difference between the $30.25 per share closing price of the Company's Common Stock as reported by Nasdaq on June 30, 2003 and the option exercise price.

Stock Performance Chart

    The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P Midcap 400 Index and the S&P 400 Biotechnology Index. The comparison assumes $100 was invested on June 30, 1998 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                           TOTAL SHAREHOLDER RETURN

                              INDEXED RETURNS

                                Years Ending
Company / Index         June 1999 June 2000 June 2001 June 2002 June 2003
----------------------  --------- --------- --------- --------- ---------
TECHNE CORP               133.11    681.97    340.98    296.08    318.43
S&P MIDCAP 400 INDEX      117.18    137.08    149.24    142.20    141.18
S&P 400 BIOTECHNOLOGY     189.59    422.48    389.58    193.71    241.45



                           INDEPENDENT AUDITORS

     KPMG LLP acted as the Company's independent auditors for the 2003 fiscal year. The selection of an auditor for the current fiscal year has not yet been made but will be made immediately following the 2003 annual meeting of shareholders. A representative of KPMG LLP is expected to be present at the shareholders' meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.

     As previously reported, on November 18, 2002 the Company dismissed its independent auditors, Deloitte & Touche LLP ("D&T") and engaged KPMG LLP ("KPMG") to serve as its new independent auditors for the fiscal year ending June 30, 2003. The dismissal of D&T and the engagement of KPMG were pursuant to action taken by the Audit Committee of the Company's Board of Directors.

     D&T's reports on the Company's consolidated financial statements for each of the fiscal years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended June 30, 2002 and 2001 and through November 18, 2002, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to D&T's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company's consolidated financial statements for such years; and there were no "reportable events," as such term is defined in Item 304 (a) (1) (v) of Regulation S-K of the Securities and Exchange Commission.

     The Company provided D&T with a copy of the foregoing disclosures. D&T provided the Company with a letter addressed to and previously filed with the Securities and Exchange Commission, stating its agreement with the statements contained in such disclosures.

     During the years ended June 30, 2002 and 2001 and through the date of the Audit Committes decision to engage KPMG, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K of the Securities and Exchange Commission.


Audit Fees

     The estimated aggregate fees billed and to be billed by KPMG LLP for professional services rendered in connection with the audit of the Company's annual financial statements for fiscal 2003 and review of the Company's Forms 10-Q for the second and third quarters of fiscal 2003 are $104,000. For professional services rendered in connection with its review of the Company's Form 10-Q for the first quarter of fiscal 2003 and the transition of audit work to KPMG, Deloitte & Touche LLP billed the Company $12,985.

Financial Information Systems Design and Implementation Fees

     Neither KPMG LLP nor Deloitte & Touche LLP provided the Company any services related to financial information systems design and implementation during fiscal 2003.

All Other Fees

     The aggregate fees billed and to be billed by KPMG LLP and by Deloitte
& Touche, LLP for all other non-audit services rendered to the Company during fiscal 2003, including fees for tax related services, employee benefit plan audits and business consulting services unrelated to financial information systems design and implementation are $19,524 and $49,671, respectively. The Company's Audit Committee determined that provision of such non-audit services was compatible with maintaining KPMG LLP's and Deloitte & Touche's independence and determined there is no conflict of interest.


        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10 percent shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2003, all Section 16(a) filing requirements applicable to Insiders were met.


                          SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2004 Annual Meeting must be received by the Company at its offices by May 25, 2004 to be eligible for inclusion in the Company's Proxy Statement and related Proxy for the 2004 Annual Meeting.

     Also, if a shareholder proposal intended to be presented at the 2004 Annual Meeting but not included in the Company's Proxy Statement and Proxy is received by the Company after August 8, 2004, then management named in the Company's Proxy for the 2004 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

                              OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

                              ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2003, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy-soliciting material.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2003, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO PRESIDENT, TECHNE CORPORATION, 614 MCKINLEY PLACE N.E., MINNEAPOLIS, MINNESOTA 55413.


Dated:  September 23, 2003
        Minneapolis, Minnesota

                           TECHNE CORPORATION

                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints THOMAS E. OLAND and KATHLEEN BACKES, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Techne Corporation registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Thursday, October 23, 2003 at 3:30 p.m. Central Daylight Time, at the offices of the Company, 614 McKinley Place N.E., Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

     The Nominations and Governance Committee of the Board of Directors recommends that you vote "FOR" the following proposals:

(1) To set the number of Directors at seven:

    [    ] FOR               [    ] AGAINST      [    ] ABSTAIN

(2) To elect Directors: Nominees: Thomas E. Oland, Roger C. Lucas, Ph.D., Howard V. O'Connell, G. Arthur Herbert, Randolph C. Steer, M.D., Ph.D., Christopher S. Henney, D.Sc., Ph.D., and Robert V. Baumgartner.

    [    ] FOR all Nominees listed above    [    ] WITHOUT AUTHORITY
           (except those whose names have          to vote for all nominees
           been written on the line below          listed above

    (To withhold authority to vote for any nominee, write that nominee's name on the line below.)
    _________________________________________________________

(3) Other matters: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

Date__________________, 2003


                           _________________________________________
                           _________________________________________
                           PLEASE DATE AND SIGN ABOVE exactly as
                           name appears at the left, indicating, where appropriate official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.